UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2013

Stanley Black & Decker, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release attached to this Current Report on Form 8-K, the Board of Directors announced that John F. Lundgren, Chief Executive Officer, has been elected to serve as the Chairman of the Board of the Company, effective March 13, 2013, following the expiration of Nolan D. Archibald's term as Chairman of the Board. The Board of Directors separately announced that (i) James M. Loree has been elected to serve as President and Chief Operating Officer of the Company, effective January 13, 2013, and (ii) Mark Mathieu, Senior Vice President, Human Resources will retire on March 31, 2013, at which time he will be succeeded by Joseph M. Voelker, currently VP Human Resources.

In connection with the changes in the positions of Messrs. Lundgren and Loree, the Company has entered into letter agreements with each of them to reflect that their existing Employment Agreements and Change in Control Severance Agreements will be construed consistent with these changes and that the changes will not constitute constructive termination of their existing employment arrangements. The above description is qualified in its entirety by reference to the letter agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Please see the Company's Annual Report on Form 10-K and the Company's Annual Proxy Statement for Mr. Lundgren's and Mr. Loree's age and qualifications.

Item 9.01 Financial Statements and Exhibits.

The exhibits to this Current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

January 14, 2013	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between Stanley Black & Decker, Inc. and John F. Lundgren effective January 13, 2013.
10.2	Letter Agreement between Stanley Black & Decker, Inc. and James M. Loree effective January 13, 2013.
99.1	Press release of Stanley Black & Decker dated January 14, 2013.